                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Ruless.240.14a-12

--------------------------------------------------------------------------------
                  NATIONAL HOUSING PARTNERSHIP REALTY FUND III
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]     No fee required
[X]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:
        Limited Partnership Units
--------------------------------------------------------------------------------
(2)     Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $1,850,000
--------------------------------------------------------------------------------
(4)     Proposed maximum aggregate value of transaction:
        $1,850,000
--------------------------------------------------------------------------------
(5)     Total fee paid:
        $239.43
--------------------------------------------------------------------------------
        [X]   Fee paid previously with preliminary materials.

        [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
--------------------------------------------------------------------------------
        (1) Amount Previously Paid:
--------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3)     Filing Party:
--------------------------------------------------------------------------------
(4)     Date Filed:
--------------------------------------------------------------------------------

                        THE NATIONAL HOUSING PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071

                               February 24, 2004


Dear Limited Partner:

     We solicit your consent to the sale of Edmond Estates, a 120-unit apartment complex located in Phenix City, Alabama (the "Property") and owned by Edmond Estates Limited Partnership, an Alabama limited partnership (the "Local Partnership"). National Housing Partnership Realty Fund III (the "Partnership"), in which you have invested, owns a 94.5% partnership interest in the Local Partnership. The Local Partnership entered into an agreement, dated December 10, 2003 (the "Purchase Agreement"), with Summit Asset Management, L.L.C., an independent third party (the "Purchaser"), to sell the Property to the Purchaser for a gross purchase price of $1,850,000. The terms of sale are more fully described in the attached Consent Solicitation Statement.

     The General Partner is of the opinion that it is in the best interests of the Partnership and its Limited Partners for the Local Partnership to sell the Property at the present time for the following reasons, among others:

     - The Partnership and the Local Partnership have incurred and continue to incur significant operating losses. The Partnership's accountants have expressed substantial doubt about the Partnership's and the Local Partnership's ability to continue as a going concern.

     - Federal affordable housing policies and programs make a sale of the Property more attractive than continued ownership by the Local Partnership.

     - Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of the current interest rate environment and tax benefits and favorable financing available to purchasers of these properties. These market conditions are of uncertain duration and could be adversely affected by, among other things, future weakness in the economy, increases in interest rates, federal budgetary and appropriation constraints and other factors.

     THE GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE SALE BY CHECKING THE "CONSENTS" BOX AND DATING, SIGNING AND RETURNING THE ENCLOSED CONSENT
      FORM IN THE PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE

     If Limited Partners approve the Sale, the Local Partnership and the Partnership will be liquidated and dissolved in accordance with their respective agreements of limited partnership and applicable law. IN CONNECTION WITH THE LIQUIDATIONS, THE GENERAL PARTNER WILL CAUSE THE PARTNERSHIP TO DISTRIBUTE $50,000.00, OR $4.47 PER UNIT OF LIMITED PARTNERSHIP INTEREST, TO THE LIMITED PARTNERS THAT OTHERWISE WOULD BE PAID TO THE GENERAL PARTNER OR ITS AFFILIATES.

     If the Limited Partners do not approve the Sale, the Local Partnership will continue to operate the Property, and there can be no assurance that the Property will be operated profitably, the Partnership will make any future distributions to the Limited Partners, the Limited Partners will receive distributions equal to any future taxable income generated from operations, the Property can continue to be operated without substantial improvements, the Local Partnership will not default under its mortgages or other obligations, the Partnership will not lose its entire investment in the Local Partnership, or a sale of the Property on comparable or more favorable terms will be possible in the future.

     If you have any questions or require any assistance in completing and returning the attached Consent Form, please contact the Solicitation Agent at its address set forth below.


                                Very truly yours,



                        THE NATIONAL HOUSING PARTNERSHIP








                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.



          By Mail:                    By Overnight Courier:                  By Hand:


  1275 Valley Brook Avenue        1275 Valley Brook Avenue           1275 Valley Brook Avenue
Lyndhurst, New Jersey 07071      Lyndhurst, New Jersey 07071       Lyndhurst, New Jersey 07071
       (800) 461-2657                  (800) 461-2657                     (800) 461-2657

      By Facsimile:                                                 For Information please call:

     (201) 460-0050                                                 TOLL FREE (800) 217-9608


                        THE NATIONAL HOUSING PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071

                         CONSENT SOLICITATION STATEMENT

                               February 24, 2004


     The National Housing Partnership, a District of Columbia limited partnership (the "General Partner"), the general partner of National Housing Partnership Realty Fund III, a Maryland limited partnership (the "Partnership"), solicits the consent of the limited partners (the "Limited Partners") of the Partnership to the sale (the "Sale") of Edmond Estates, a 120-unit apartment complex located in Phenix City, Alabama (the "Property"), to Summit Asset Management, L.L.C., an independent third party (the "Purchaser") for a gross purchase price of $1,850,000 on the terms and conditions described in this Consent Solicitation Statement. The terms of the Purchase Agreement and the Sale are more fully described in this Consent Solicitation Statement.

     This Consent Solicitation Statement and the accompanying Consent Form are first being mailed to the Limited Partners of record as of February 23, 2004 (the "Record Date"). The Partnership has 11,179 units outstanding as of the Record Date, and each unit represents approximately a .009% interest in the Partnership. Other than the general partnership interest held by the General Partner, the Partnership does not have any other classes of securities.

     The Partnership's Certificate and Agreement of Limited Partnership (the "Partnership Agreement") requires the prior written consent of limited partners of the Partnership ("Limited Partners") owning more than 50% of the total outstanding limited partnership interests in the Partnership (referred to in this Consent Solicitation Statement as "units" or individually as a "unit") in order for the Sale to be approved. Affiliates of the General Partner currently own approximately 14.76% of the outstanding units and will consent to the Sale on the terms described in this Consent Solicitation Statement. Accordingly, if Limited Partners, unaffiliated with the General Partner, owning in the aggregate 3,941, or 35.25%, of the outstanding units approve the Sale, the Sale will be approved. THE GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE SALE BY CHECKING THE "CONSENTS" BOX, DATING AND SIGNING THE ENCLOSED CONSENT FORM AND RETURNING IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. THIS SOLICITATION OF CONSENTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON MARCH 15, 2004, UNLESS SUCH DATE IS EXTENDED BY THE GENERAL PARTNER IN ITS DISCRETION AS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT.

     The General Partner is of the opinion that it is in the best interest of the Partnership and its Limited Partners for the Local Partnership to sell the Property at the present time for the following reasons, among others:

     - The Partnership and the Local Partnership have incurred and continue to incur significant operating losses. The Partnership's accountants have expressed substantial doubt about the Partnership's and the Local Partnership's ability to continue as a going concern.

     - For the foreseeable future, the Partnership may generate taxable income but will probably not distribute sufficient cash to the Limited Partners to pay resulting tax liabilities.

     - Federal affordable housing policies and programs make a sale of the Property more attractive than continued ownership by the Local Partnership.

     - Based on the location, age, and other characteristics of the Property and the likely renewal terms of the Property's rent subsidy contract with the Department of Housing and Urban Development ("HUD"), a material improvement in the Local Partnership's financial condition is uncertain.

     - Given the Property's age, it will probably require substantial capital expenditures in the future for which existing reserves will not be adequate.

     - Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of the current interest rate environment and tax benefits and favorable financing available to purchasers of these properties. These market conditions are of uncertain duration and could be adversely affected by, among other things, future weakness in the economy, increases in interest rates, federal budgetary and appropriation constraints and other factors.

     If Limited Partners approve the Sale, the Local Partnership and the Partnership will be liquidated and dissolved in accordance with their respective agreements of limited partnership and applicable law. Pursuant to the agreement of limited partnership governing the Local Partnership, the Local Partnership will be dissolved upon the distribution of the proceeds of the Sale, exchange or other disposition of all or substantially all of the property of the Local Partnership. Pursuant to the Partnership Agreement, the Partnership will be dissolved 90 days after the Sale and the distribution of substantially all the assets of the Partnership. IN CONNECTION WITH THE LIQUIDATIONS, THE GENERAL PARTNER WILL CAUSE THE PARTNERSHIP TO DISTRIBUTE $50,000.00, OR $4.47 PER UNIT, TO THE LIMITED PARTNERS THAT OTHERWISE WOULD BE PAID TO THE GENERAL PARTNER OR ITS AFFILIATES.

     PARTNERS WILL RECOGNIZE GAIN ON THE SALE AND THE RESULTING TAX LIABILITIES ARE EXPECTED TO EXCEED THE CASH DISTRIBUTION. WE URGE YOU TO READ THIS CONSENT SOLICITATION STATEMENT CAREFULLY AND TO CONTACT YOUR TAX ADVISOR TO THE EXTENT THAT YOU HAVE QUESTIONS RELATED TO YOUR TAX SITUATION.

     SEE "RISK FACTORS" IN THIS CONSENT SOLICITATION STATEMENT FOR A DESCRIPTION OF THE RISK FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH YOUR CONSENT.

     If the Limited Partners do not approve the Sale, the Local Partnership will continue to operate the Property, and there can be no assurance that the Property will be operated profitably, the Partnership will make any future distributions to the Limited Partners, the Limited Partners will receive distributions equal to any future taxable income generated from operations, the Property can continue to be operated without substantial improvements, the Local Partnership will not default under its mortgages, the Partnership will not lose its entire investment in the Local Partnership, or a sale of the Property on comparable or more favorable terms will be possible in the future.

     THE GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE SALE BY CHECKING THE "CONSENTS" BOX AND DATING, SIGNING AND RETURNING THE ENCLOSED CONSENT
      FORM IN THE PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE

     The Partnership's principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, telephone number (864) 239-1000.

     Questions and requests for assistance may be directed to the General Partner's solicitation agent, The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, by telephone toll free at (800) 217-9608 or by fax at (201) 460-0050 (the "Solicitation Agent").

                           FORWARD LOOKING INFORMATION

     The discussion set forth in this Consent Solicitation Statement regarding estimated future capital expenditures, uses of sales proceeds, estimated distributions to the Limited Partners and other parties, estimates of fees and reimbursements to be received by the General Partner and its affiliates, and estimates of the tax liabilities of the Limited Partners under different scenarios, at the time they were made, were forward-looking information developed by the General Partner. Any estimate of the future performance of a business, like the Partnership's business or that of the Local Partnership or the Property, or the performance of the Partnership if the Property is not sold, is forward-looking and based on assumptions, some of which inevitably will prove to be incorrect. These expectations incorporated various assumptions including, but not limited to, net sales proceeds, transaction costs, revenue (including occupancy rates), various operating expenses, general and administrative expenses, depreciation expenses, capital expenditures, working capital levels, the timing of transactions, and the actions taken or to be taken by other parties. While the General Partner deemed these expectations to be reasonable and valid at the date made, there is no assurance that the assumed facts will be validated or that the expenses will actually be incurred or the results will actually be realized.

                                     SUMMARY

     BACKGROUND. The General Partner, together with the property manager of the Property, are both affiliates of AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO Properties"). The General Partner regularly evaluates the Partnership's interest in the Property through its ownership interest in the Local Partnership by considering various factors such as the Local Partnership's financial position, the physical condition of the Property, and real estate and capital market conditions. In consideration of the foregoing, the General Partner retained Marcus & Millichap (the "Broker") to find a suitable buyer for the Property. The Property was initially part of a bulk sale portfolio of 89 complexes marketed on AIMCO Properties behalf by the Broker beginning in late 1999. In connection with the bulk sale, the Broker undertook a significant marketing campaign, engaging its offices throughout the country. The marketing campaign originally produced seven offers to purchase the Property, but such offers were rescinded for various economic reasons. The Local Partnership then retained the Broker to remarket the Property on a local scale, which produced six additional offers and several offers that were subsequently rescinded or subsequently rendered not valid. The Purchaser's offer was the highest unconditional offer (subject only to due diligence), and the General Partner is of the opinion that it negotiated the most advantageous terms possible.

     The General Partner has endeavored to obtain sales proceeds for the Property that would enable the Limited Partners to pay all or a portion of their tax liabilities resulting from the Sale. Unfortunately, the purchase price for the Property will not generate proceeds sufficient to allow any distribution to the Partners of the Partnership. The General Partner is of the opinion that it exhausted all feasible alternatives to maximize the proceeds arising from the because the Property has been marketed for sale extensively, the Partnership has not identified any current opportunities to sell the Property on better terms, and the General Partner has not identified any other alternatives that are more attractive to the Limited Partners from a financial point of view. In addition, AIMCO Properties previously attempted to acquire the Original Financing Note and, alternatively, to negotiate with the Original Noteholder a discounted payment in connection with the Sale. The Original Noteholder in each case rejected AIMCO Properties' offer but has not indicated that it intends to exercise remedies on the Original Note.

     The General Partner is of the opinion that it is in the best interest of the Partnership and its Limited Partners for the Local Partnership to sell the Property at the present time for the following reasons, among others:

     - The Partnership and the Local Partnership have incurred and continue to incur significant operating losses. The Partnership's accountants have expressed substantial doubt about the Partnership's and the Local Partnership's ability to continue as a going concern.

     - For the foreseeable future, the Partnership may generate taxable income but will probably not distribute sufficient cash to the Limited Partners to pay resulting tax liabilities.

     - Federal affordable housing policies and programs make a sale of the Property more attractive than continued ownership by the Local Partnership.

     - Based on the location, age, and other characteristics of the Property and the likely renewal terms of the Property's rent subsidy contract with HUD, a material improvement in the Local Partnership's financial condition is uncertain.

     - Given the Property's age, it will probably require substantial capital expenditures in the future for which existing reserves will not be adequate.

     - Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of the current interest rate environment and tax benefits and favorable financing available to purchasers of these properties. These market conditions are of uncertain duration and could be adversely affected by, among other things, future weakness in the economy, increases in interest rates, federal budgetary and appropriation constraints and other factors.

     PROPOSED SALE. Effective as of December 10, 2003, the Local Partnership entered into the Purchase Agreement to sell the Property to the Purchaser, an unaffiliated third party. The gross sale price for the Property is $1,850,000, subject to certain adjustments as more fully described in this Consent Solicitation Statement. The proposed terms of the Sale are more fully described below in "The Sale."

     In connection with the Sale, it should be noted that:

     - The Local Partnership is obligated for mortgage indebtedness of approximately $740,889 as of December 31, 2003, which is insured by the Federal Housing Administration ("FHA"). The note is secured by a deed of trust on the Property. Proceeds from the Sale will be used to repay the mortgage indebtedness and other expenses and obligations before any proceeds will be available for distribution to Limited Partners.

     - The Local Partnership also owes a current obligation of approximately $2,653,751 as of December 31, 2003, including interest, to the original seller (the "Original Noteholder") of the Property (the "Original Seller Financing"). The note evidencing this indebtedness (the "Original Financing Note") was due on December 17, 1999 but was not paid and currently is in default and subordinated to the first mortgage indebtedness. The Original Financing Note is secured by 100% of the interests in the Local Partnership, which includes the Partnership's interest in the Local Partnership. AIMCO Properties previously attempted to acquire the Original Financing Note and to negotiate with the Original Noteholder a discounted payment in connection with the Sale. The Original Noteholder in each case rejected AIMCO Properties' offer but has not indicated that it intends to exercise remedies on the Original Note.

     CONSENTS SOLICITED. Pursuant to the Partnership Agreement, the prior written consent of Limited Partners owning more than 50% of the total outstanding units is required to approve a sale of all or substantially all of the assets of the Partnership. The Partnership Agreement provides that, for purposes of this requirement, the term "substantially all" means (i) 66 2/3% or more in number of the multi-family, rental apartment complexes currently owned by the Partnership or by limited partnerships in which the Partnership has an interest or (ii) 66 2/3% or more of the net book value of all the Partnership's interest in limited partnerships in which the Partnership has invested as of the end of the most recently completed calendar quarter. The Property is the last multi-family, rental apartment complex currently owned by a limited partnership in which the Partnership has an interest, and the Partnership does not directly own any multi-family, rental apartment complex. In addition, pursuant to the agreement of limited partnership of the Local Partnership, the vote of your Partnership, in its capacity as a limited partner of the Local Partnership, is required to approve the sale of the Property by the Local Partnership. Accordingly, the General Partner is soliciting the written vote of Limited Partners who own more than 50% of the total outstanding units to approve the proposed sale of the Property by the Local Partnership and to authorize the General Partner, on behalf of the Partnership, to approve the sale of the Property by the Local Partnership, in each case on the terms described in this Consent Solicitation Statement. Affiliates of the General Partner currently own approximately 14.76% of the outstanding units and will consent to the Sale on the terms described in this Consent Solicitation Statement. Accordingly, if Limited Partners, unaffiliated with the General Partner, owning in the aggregate 3,941, or 35.25%, of the outstanding units approve the Sale, the Sale will be approved. THE GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE SALE BY CHECKING THE "CONSENTS" BOX, DATING AND SIGNING THE ENCLOSED CONSENT FORM AND RETURNING IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

     ESTIMATED ALLOCATION OF SALES PROCEEDS. Following the Sale, both the Local Partnership and the Partnership will be liquidated and dissolved in accordance with their respective agreements of limited partnership and applicable law. The following table contains a summary of the estimated allocation of the proceeds to the Partnership and then to the Limited Partners from the Sale, assuming (i) the Sale is completed on December 31, 2003, and (ii) the Purchase Agreement is not modified. These calculations are estimates based upon information currently available to the General Partner and are provided as an example only. Based on our experience, it is likely that the amounts set forth below will vary depending on the reserves established to satisfy future obligations, if any, actual transaction costs, and factors beyond the control of the General Partner.

     Gross sale price                                                      $ 1,850,000
     Plus: Cash and cash equivalents                                              3,054
     Plus: Other partnership assets                                             146,826
     Less: Mortgage debt, including accrued interest                          (740,889)
     Less:  Other Notes Payable, including accrued interest                 (2,653,751)
     Less: Loans from Partners, including accrued interest                     (77,195)
     Less: Accounts payable, accrued expenses and other liabilities           (401,566)
     Less: Closing costs/sales commissions                                     (55,500)
     Less: Reserves for contingencies                                          (55,500)
     Less: Estimated state entity and withholding taxes                       (164,183)
                                                                              ---------
     TOTAL                                                                 $(2,148,704)

     Net proceeds distributable to all Partners                                    None
     Percentage of proceeds allocable to Limited Partners                             0%
     Net proceeds distributable to Limited Partners                        $     50,000
     Total number of units                                                       11,179
     Distributable net proceeds per unit                                          $4.47

     ESTIMATED TAX CONSEQUENCES OF THE SALE. If the Sale is consummated, the Local Partnership, the Partnership and the Limited Partners will recognize taxable gain. The table below is a summary of the estimated allocation to the Limited Partners of taxable gain upon the Sale, assuming that (i) the Sale is completed on December 31, 2003, and (ii) the Purchase Agreement is not modified. These calculations are estimates based upon information currently available to the General Partner and are provided as an example only. The amounts to be allocated to the partners may vary depending the reserves established to satisfy future obligations, if any, actual transaction costs, and factors beyond the control of the General Partner. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her. See "United States Federal Income Tax Consequences - Tax Consequences If the Property Is Sold."

     Gain per unit recognized on Sale                                       $232
     Unrecaptured Section 1250 gain per unit                                 232
     Liquidation distribution per unit                                      4.47

     Following the sale, the Local Partnership and the Partnership each will be liquidated and dissolved in accordance with their respective agreements of limited partnership and applicable law. After payment of all Partnership debts and expenses, including the expenses of the sale, certain debt owed to the General Partner and its affiliates, and fees to the General Partner and its affiliates, Partners of the Partnership will receive a liquidating distribution of any remaining assets of the Partnership. IN CONNECTION WITH THE LIQUIDATIONS, THE GENERAL PARTNER WILL CAUSE THE PARTNERSHIP TO DISTRIBUTE $50,000.00, OR $4.47 PER UNIT, TO THE LIMITED PARTNERS THAT OTHERWISE WOULD BE PAID TO THE GENERAL PARTNER OR ITS AFFILIATES. The payment of this amount will be taxable income to the Partnership, which will be allocated to all of the Partners of the Partnership, including the Limited Partners. Accordingly, Partners will recognize gain on the Sale and the resulting tax liabilities are expected to exceed the cash distribution.

                                  RISK FACTORS

     The Sale has certain risks and disadvantages. Before deciding whether or not to consent to the Sale, you should carefully consider the following:

RISKS ASSOCIATED WITH THE SALE

     THE PARTNERSHIP COULD REALIZE A HIGHER SALE PRICE IF IT CONTINUED TO MARKET OR HOLD THE PROPERTY. Although the General Partner is of the opinion that the purchase price of the Property, in accordance with the terms of the Purchase Agreement, is advantageous, it is possible that the Partnership could realize a higher purchase price if the General Partner continued to market the Property, or held the Property for a longer period of time. The General Partner continually considers whether the Property should be sold or otherwise disposed of after consideration of certain relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. Based on the foregoing considerations, among others, the General Partner is of the opinion that the Sale is in the best interests of the Limited Partners. The General Partner, however, cannot predict or guarantee that the present time is the most advantageous time to sell the Property.

     LIMITED PARTNERS WILL NOT RECEIVE ANY CASH PROCEEDS FROM THE SALE OF THE PROPERTY. The General Partner estimates that there will not be any proceeds from the Sale to distribute to Limited Partners. Although Limited Partners will not receive any distributions from the proceeds of the Sale, the General Partner estimates that as a result of the liquidation of the Partnership, Limited Partners will receive distributions of approximately $4.47 per unit. However, the General Partner estimates that the taxable gain realized by the Partnership, taxable gain recognized upon the liquidation of the Local Partnership and the Partnership, and any tax liability resulting from the foregoing will be greater than the amount of those distributions. Accordingly, Partners will be required to use funds from sources other than distributions from the Partnership to pay income tax attributable to the Sale and the liquidation of the Local Partnership and Partnership.

     LIMITED PARTNERS WILL RECOGNIZE GAIN UPON THE SALE. When the Property is sold, the Local Partnership will recognize gain as a result of the Sale equal to the excess of the sum of the cash received for the Property, plus the amount of liabilities assumed by the Purchaser, over the Local Partnership's adjusted basis in the Property. This gain recognized with respect to the Property will be allocated to the Partnership and, therefore, the General Partner and the Limited Partners, in accordance with the Partnership Agreement and the partnership agreement of the Local Partnership. If the Property is sold to the Purchaser as described in this Consent Solicitation Statement, the total amount of gain on the Sale that will be recognized is estimated to be $232 per unit, assuming that the Sale is consummated on December 31, 2003. Partners will recognize gain on the Sale and the resulting tax liabilities are expected to exceed the cash distribution. These estimates are based upon information currently available to the Partnership. There can be no assurance that these estimates will prove accurate. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her. See "United States Federal Income Tax Consequences."

     THE CHARACTER OF THE GAIN RECOGNIZED UPON THE SALE LIKELY WILL BE RECHARACTERIZED. Although generally gain from a sale of real property such as the Property is taxed as Section 1231 gain that is taxed at the same rates as capital gain income, under special rules that apply to real property that has been depreciated, it is expected that all of the gain from the Sale will be taxed as "unrecaptured section 1250 gain." The maximum rate of tax that "unrecaptured section 1250 gain" may be taxed at is 25%. Generally, the "unrecaptured section 1250 gain" tax rate applies only to individuals, trusts and estates. The amount of "unrecaptured section 1250 gain" from the Sale is estimated to be $232 per unit, assuming that the Sale is consummated on December 31, 2003. These estimates are based upon information currently available to the Partnership. There can be no assurance that these estimates will prove accurate. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her. See "United States Federal Income Tax Consequences."

     THE PURCHASE PRICE MAY BE REDUCED DURING FUTURE NEGOTIATIONS WITH THE PURCHASER. The purchase price for the Property may be reduced as a result of further negotiations with the Purchaser and the general partner of the Local Partnership. If the terms of Sale are materially modified in a manner that would have a material adverse effect on the purchase price, the General Partner will resolicit Limited Partners for approval of the Sale.

     LIMITED PARTNERS WILL RECOGNIZE GAIN UPON THE LIQUIDATION OF THE LOCAL PARTNERSHIP. Upon the disposition of the remaining assets of the Local Partnership and the distribution of the proceeds, if any, thereof, pursuant to the terms of the Local Partnership's agreement of limited partnership, the Local Partnership will dissolve and liquidate. In that event, the Partnership, and therefore the General Partner and Limited Partners, will recognize gain or loss on the liquidation of the Partnership's interest in the Local Partnership equal to the difference between the sum of the amount of cash and other property distributed to the Partnership and the Partnership's adjusted basis in its interest in the Local Partnership after adjustment for any gain or loss from operation of the Local Partnership, including from a sale of the Property, prior to its dissolution.

     LIMITED PARTNERS WILL RECOGNIZE GAIN (OR LOSS) UPON THE LIQUIDATION OF THE PARTNERSHIP. If the Property is sold and the Local Partnership is dissolved, the Partnership will be dissolved and liquidated 90 days after the Sale and the distribution of substantially all the assets of the Partnership pursuant to the Partnership Agreement The Partners, including Limited Partners, of the Partnership will recognize gain (or loss) on the liquidation of their interests in the Partnership. The amount of such gain (or loss) recognized by a Limited Partner will depend upon, among other things, the Limited Partner's basis in his or her units. In connection with the liquidations, the General Partner will cause the Partnership to distribute $50,000.00, or $4.47 per unit of limited partnership interest, to the Limited Partners that otherwise would be paid to the General Partner or its affiliates. The payment of this amount will be taxable income to the Partnership, which will be allocated to all of the Partners of the Partnership, including the Limited Partners.

     If a Partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to the gain recognized as a result of the Sale, and/or the liquidation of the Local Partnership or the Partnership. The determination of whether a Partner possesses suspended tax losses, tax credits, or other items of tax benefit that may be used to reduce any gain resulting from a sale of the Property will depend upon each Partner's individual circumstances.

     IF THE PROPERTY IS SOLD, YOU WILL LOSE THE POTENTIAL TO RECEIVE FUTURE DISTRIBUTIONS FROM THE PARTNERSHIP. If the Property is sold, you will no longer receive any future distributions from operating cash flow of the Property through distributions of the operating cash flow by the Local Partnership to the Partnership or upon a refinancing of the Property through distributions of the proceeds thereof by the Local Partnership to the Partnership.

     THE PARTNERSHIP AND THE LOCAL PARTNERSHIP WILL CONTINUE TO INCUR ACCOUNTING AND OTHER ADMINISTRATIVE COSTS AND MAY NOT HAVE SUFFICIENT INCOME TO PAY THOSE EXPENSES. If the Sale is consummated, the Local Partnership and the Partnership will nonetheless continue to exist until they are liquidated and dissolved. During such time, the Local Partnership will continue to incur accounting and other administrative costs. The General Partner anticipates that the Partnership and the Local Partnership will be dissolved as soon as reasonably practicable after the completion of the Sale, but there can be no assurance as to the date or the taxable year in which the Partnership and the Local Partnership will be dissolved.

     CONFLICTS OF INTEREST OF GENERAL PARTNER. The General Partner has conflicts of interest with respect to the Sale as more fully described below.

     THE GENERAL PARTNER AND ITS AFFILIATES MAY RECEIVE FUNDS IN REPAYMENT OF ACCRUED FEES AND OTHER INDEBTEDNESS. A portion of the proceeds from the Sale, after payment of certain transaction costs, but before distribution of any proceeds to Partners, may be used to repay accrued but unpaid fees and other indebtedness of the Partnership and the Local Partnership owed to the General Partner and its affiliates, including accrued interest thereon, estimated to be approximately $292,331 as of December 31, 2003

     THE SALE WILL REDUCE THE GENERAL PARTNER'S LIABILITY FOR PARTNERSHIP LIABILITIES. The General Partner generally is liable for all recourse debts and other liabilities of the Partnership and the Local Partnership. The Sale would reduce the General Partner's liability for Partnership and Local Partnership debt and liabilities that increase over time through the accrual of interest or otherwise and for liabilities and recourse debt that the Partnership and the Local Partnership may incur in the future.

RISKS ASSOCIATED WITH THE REJECTION OF THE SALE

     THE VALUE OF THE PROPERTY COULD BE ADVERSELY AFFECTED IF THE SALE DOES NOT OCCUR. If the Property is not sold, the Partnership will continue to bear the investment risk associated with the Local Partnership's continued ownership of the Property. The future success of the Local Partnership will depend on many factors beyond the control of the General Partner, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors may cause the value of the Property and the Local Partnership to decline.

     THE ORIGINAL NOTEHOLDER MAY SUCCESSFULLY EXERCISE REMEDIES ON THE PARTNERSHIP'S INTEREST IN THE LOCAL PARTNERSHIP, AND THE PARTNERSHIP MAY LOSE ITS INTEREST IN THE LOCAL PARTNERSHIP. The Local Partnership executed the Original Financing Note, which is secured by 100% of the interests in the Local Partnership, which includes the Partnership's interest in the Local Partnership. The Original Financing Note was due in December 1999 and is currently in default. Interest continues to accrue under the original terms of the Original Financing Note, and the Partnership's interest in the Local Partnership is subject to the exercise of remedies by the Original Noteholder. A successful exercise of remedies on the Partnership's interests in the Local Partnership would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the lesser of (a) the fair market value of the Property, less the mortgage indebtedness, and (b) the sum of the mortgage indebtedness and the amount due on the Original Financing Note, and (ii) the Partnership's adjusted basis in its Local Partnership Interest. Finally, if the Partnership loses its interests in the Local Partnership as a result of a successful exercise of remedies, pursuant to the terms of the Partnership Agreement, the Partnership will be dissolved 90 days after the Sale and the distribution of substantially all the assets of the Partnership, resulting in the recognition of gain or loss by the Partnership's Partners, including Limited Partners, upon the liquidation of their interest in the Partnership. Any taxable gain or loss from a successful exercise of remedies upon the Partnership's interest in the Local Partnership, including COD income from a successful exercise of remedies or otherwise arising from the failure of the Local Partnership or the Partnership to repay all of its indebtedness, and gain or loss from the liquidation of the Local Partnership and the Partnership, will be taxable to the Partners, including Limited Partners. AIMCO Properties previously attempted to acquire the Original Financing Note and, alternatively, to negotiate with the Original Noteholder a discounted payment in connection with the Sale. The Original Noteholder in each case rejected AIMCO Properties' offer but has not indicated that it intends to exercise remedies on the Original Note. See "U.S. Federal Income Tax Consequences" in this Consent Solicitation Statement.

     FUTURE TAXABLE INCOME MAY EXCEED DISTRIBUTIONS. For the foreseeable future, the Local Partnership will probably not distribute sufficient cash to the Partnership to enable the Limited Partners to pay any resulting tax liabilities, even if it generates taxable income.

     CONFLICTS OF INTEREST OF GENERAL PARTNER. The General Partner has conflicts of interest with respect to the rejection of the Sale as more fully described below.

     AFFILIATES OF YOUR GENERAL PARTNER WILL CONTINUE TO RECEIVE FEES. Affiliates of the General Partner receive fees for managing the Partnership, the Local Partnership and the Property. See "Conflicts of Interest." Accordingly, a conflict of interest exists between retaining the Property or continuing the Local Partnership and the Partnership and receiving those fees and selling the Property and ultimately liquidating the Local Partnership and the Partnership and the termination of those fees. The rejection of the Sale will likely result in the continuation of fees for a longer period than would be the case if the Property were sold and the Partnership and the Local Partnership were dissolved.

     AIMCO PROPERTIES AND ITS AFFILIATES MAY INCREASE CONTROL OVER THE PARTNERSHIP. Decisions with respect to the day-to-day management of the Partnership are the responsibility of the General Partner. The General Partner is affiliated with AIMCO Properties. AIMCO Properties and its affiliates hold 1,649.5, or 14.76%, of the outstanding units. In accordance with the Partnership Agreement, Limited Partners holding more than 50% of the units must approve certain transactions, including the sale of all or substantially all of the assets of the Partnership. If AIMCO Properties and its affiliates acquire more than an additional 3,941, or 35.25%, of the outstanding units, AIMCO Properties and its affiliates would have the ability to control the outcome of such votes of the Limited Partners.

                          BACKGROUND; REASONS FOR SALE

     The General Partner has determined that a sale of the Property is in the best interests of the Partnership. It came to this conclusion based upon many factors, including the following:

     THE PARTNERSHIP AND THE LOCAL PARTNERSHIP HAVE INCURRED AND CONTINUE TO INCUR SIGNIFICANT OPERATING LOSSES, AND THE PARTNERSHIP'S ACCOUNTANTS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT THE PARTNERSHIP'S AND THE LOCAL PARTNERSHIP'S ABILITY TO CONTINUE AS A GOING CONCERN. The Partnership and the Local Partnership have incurred operating losses prior to 1999, and the Partnership's accountants have expressed substantial doubt about the Partnership's and the Local Partnership's ability to continue as a going concern since 1999. The Local Partnership executed the Original Financing Note, which is secured by 100% of the interests in the Local Partnership, which includes the Partnership's interest in the Local Partnership. The Original Financing Note was due on December 17, 1999 but was not paid, and is currently in default.

     FUTURE TAXABLE INCOME MAY EXCEED DISTRIBUTIONS. For the foreseeable future, the Partnership will probably not distribute sufficient cash to the Limited Partners to pay resulting tax liabilities, even if it generates taxable income.

     FEDERAL AFFORDABLE HOUSING POLICY AND PROGRAMS MAKE A SALE OF THE PROPERTY MORE ATTRACTIVE THAN CONTINUED OWNERSHIP BY THE LOCAL PARTNERSHIP. The Property is financed pursuant to Section 236 of the National Housing Act. Project operations are governed by a Regulatory Agreement between HUD and the Local Partnership under which occupancy is limited to low-income families and annual distributions to the partners of the Local Partnership from operating cash flow are generally limited to 6% of the initial equity in the Property. Section 236 provides the Local Partnership with an interest reduction subsidy to reduce debt service payments on the mortgage, which can continue through June 2013. HUD establishes the rents for the Property. Property rents do not reflect local market conditions, but are established at levels sufficient only to cover debt service, operating expenses, a replacement reserve and an estimated allowance for distributions to the partners of the Local Partnership.

     The Local Partnership also receives HUD subsidies pursuant to a contract under Section 8 of the United States Housing Act of 1937, as amended, which covers 56 of the 120 dwelling units on the Property (the "Section 8 Contract"). These subsidies do not increase the rents received by the Local Partnership but subsidize the rents paid by eligible low-income residents. Rents received by the Local Partnership under the Section 8 Contract are somewhat less than the market rents for comparable nonsubsidized dwelling units in the Property's market area. The Property's original Section 8 Contract expired but has been renewed, at the request of the Local Partnership, on an annual basis, until June, 2004, subject to the availability of federal appropriations.

     The impending expiration of the Section 8 contracts on thousands of federally subsidized low-income dwelling units led to the enactment several years ago of Section 8 Contract renewal and "Mark to Market" legislation, the goal of which is to preserve affordable low-income housing while reducing the long term costs of federal rental assistance. Pursuant to current legislation, HUD can be expected to renew the Property's Section 8 Contract, if requested by the owner of the Property, on an annual or longer term basis, at rents that do not exceed market rents for comparable unassisted dwelling units; however, annual rent increases will be limited to an operating cost adjustment factor determined by HUD for the state in which the Property is located or, at the owner's request, by a project specific budget based rent adjustment approved by HUD, but in no event higher than market rents for comparable unassisted dwelling units in the market area.

     Although the current subsidized rents are below the market rents, achieving higher cash flow may be difficult given the cost of replacing the subsidized mortgage with a market rate mortgage and addressing capital needs ordinarily required by a new lender. The General Partner therefore is of the opinion that a material increase in the Local Partnership's operating cash flow in the foreseeable future is unlikely.

     Although the Local Partnership is legally permitted to prepay its HUD insured mortgage and is not obligated to accept further renewals of the Section 8 Contract, the General Partner is of the opinion that due to its location, age and other characteristics of the Property, its best commercial use will continue to be as rental affordable housing to low and moderate income families. Accordingly, the General Partner is of the opinion that it would not be beneficial or feasible to attempt to convert the Property to nonsubsidized use.

     While current federal housing and tax policy provides only limited rewards for continuing ownership by the original investors of subsidized low-income housing projects that are not suitable for conversion to market rate use, such policies do provide incentives for the acquisition and rehabilitation of such properties by new owners who will continue to maintain these properties for affordable housing use. Certain federal programs permitting the realization of value in these older Section 236 projects can only be realized by sale of the property. The eligibility of the Property for such transactions adds value to the Property, but this value can be realized by the current partners of the Local Partnership only through a sale of the Property to new owners.

     THE PROPERTY MAY NEED SUBSTANTIAL CAPITAL EXPENDITURES IN THE FUTURE. The property was constructed in the early 1970's. Given the Property's age, it will probably require substantial capital expenditures in the future for which existing reserves will not be adequate.

     THE LOCAL PARTNERSHIP'S FINANCIAL CONDITION IS NOT LIKELY TO IMPROVE. Based on the location, age, and other characteristics of the Property and the likely renewal terms of the Property's rent subsidy contract with HUD, a material improvement in the Local Partnership's financial condition is uncertain.

     CURRENT CONDITIONS ARE FAVORABLE TO A SALE. Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of tax benefits and favorable financing available to purchasers of such properties. These market conditions are of uncertain duration and could be adversely affected by, among other things, continued weakness in the economy, increases in interest rates, federal budgetary and appropriation constraints and other factors.

                      RECOMMENDATION OF THE GENERAL PARTNER

     The General Partner recommends that the Limited Partners consent to the Sale on the terms described in this Consent Solicitation Statement. The General Partner is of the opinion that the terms of the Sale are fair and in the best interests of the Partnership and the Limited Partners for the following reasons, among others:

     - The Partnership and the Local Partnership have incurred and continue to incur significant operating losses. The Partnership's accountants have expressed substantial doubt about the Partnership's and the Local Partnership's ability to continue as a going concern.

     - For the foreseeable future, the Partnership may generate taxable income but will probably not distribute sufficient cash to the Limited Partners to pay resulting tax liabilities.

     - Federal affordable housing policies and programs make a sale of the Property more attractive than continued ownership by the Local Partnership.

     - Based on the location, age, and other characteristics of the Property and the likely renewal terms of the Property's rent subsidy contract with HUD, a material improvement in the Local Partnership's financial condition is uncertain.

     - Given the Property's age, it will probably require substantial capital expenditures in the future for which existing reserves will not be adequate.

     - Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of the current interest rate environment and tax benefits and favorable financing available to purchasers of these properties. These market conditions are of uncertain duration and could be adversely affected by, among other things, future weakness in the economy, increases in interest rates, federal budgetary and appropriation constraints and other factors.

     If the Limited Partners do not approve the Sale, the Local Partnership will continue to operate the Property, and there can be no assurance that the Property will be operated profitably, the Partnership will make any future distributions to the Limited Partners, the Limited Partners will receive distributions equal to any future taxable income generated from operations, the Property can continue to be operated without substantial improvements, the Local Partnership will not default under its mortgages, the Partnership will not lose its entire investment in the Local Partnership, or a sale of the Property on comparable or more favorable terms will be possible in the future.

     THE GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE SALE BY CHECKING THE "CONSENTS" BOX AND DATING, SIGNING AND RETURNING THE ENCLOSED CONSENT FORM IN THE PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                    THE SALE

     BACKGROUND. The General Partner, together with the property manager of the Property, are both affiliates of AIMCO Properties. The General Partner regularly evaluates the Partnership's interest in the Property through its ownership interest in the Local Partnership by considering various factors such as the Local Partnership's financial position, the physical condition of the Property, and real estate and capital market conditions. In consideration of the foregoing, the General Partner retained the Broker to find a suitable buyer for the Property. The Property was initially part of a bulk sale portfolio of 89 complexes marketed on AIMCO Properties' behalf by the Broker beginning in late 1999. In connection with the bulk sale, the Broker undertook a significant marketing campaign, engaging its offices throughout the country. The marketing campaign originally produced seven offers to purchase the Property, but such offers were rescinded for various economic reasons. The Local Partnership then retained the Broker to remarket the Property on a local scale, which produced six additional offers and several offers that were subsequently rescinded or subsequently rendered not valid. The Purchaser's offer was the highest unconditional offer (subject only to due diligence), and the General Partner is of the opinion that it negotiated the most advantageous terms possible.

     The General Partner has endeavored to obtain sales proceeds for the Property that would enable the Limited Partners to pay all or a portion of their tax liabilities resulting from the Sale. Unfortunately, the purchase price for the Property will not generate proceeds sufficient to allow any distribution to the Partners of the Partnership. The General Partner is of the opinion that it exhausted all feasible alternatives to maximize the proceeds arising from the Sale because the Property has been marketed for sale extensively, the Partnership has not identified any current opportunities to sell the Property on better terms, and the General Partner has not identified any other alternatives that are more attractive to the Limited Partners from a financial point of view. In addition, AIMCO Properties previously attempted to acquire the Original Financing Note and, alternatively, to negotiate with the Original Noteholder a discounted payment in connection with the Sale. The Original Noteholder in each case rejected AIMCO Properties' offer but has not indicated that it intends to exercise remedies on the Original Note.

     The General Partner is of the opinion that it is in the best interest of the Partnership and its Limited Partners for the Local Partnership to sell the Property at the present time for the following reasons, among others:

     - The Partnership and the Local Partnership have incurred and continue to incur significant operating losses. The Partnership's accountants have expressed substantial doubt about the Partnership's and the Local Partnership's ability to continue as a going concern.

     - For the foreseeable future, the Partnership may generate taxable income but will probably not distribute sufficient cash to the Limited Partners to pay resulting tax liabilities.

     - Federal affordable housing policies and programs make a sale of the Property more attractive than continued ownership by the Local Partnership.

     - Based on the location, age, and other characteristics of the Property and the likely renewal terms of the Property's rent subsidy contract with HUD, a material improvement in the Local Partnership's financial condition is uncertain.

     - Given the Property's age, it will probably require substantial capital expenditures in the future for which existing reserves will not be adequate.

     - Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of the current interest rate environment and tax benefits and favorable financing available to purchasers of these properties. These market conditions are of uncertain duration and could be adversely affected by, among other things, future weakness in the economy, increases in interest rates, federal budgetary and appropriation constraints and other factors.

     PROPOSED SALE. Effective as of December 10, 2003, the Local Partnership entered into the Purchase Agreement to sell the Property to the Purchaser, an unaffiliated third party. The gross sale price for the Property is $1,850,000, subject to certain adjustments as more fully described in this Consent Solicitation Statement. The proposed terms of the Sale are more fully described below.

     In connection with the Sale, it should be noted that:

     - The Local Partnership is obligated for mortgage indebtedness of approximately $740,889 as of December 31, 2003, which is insured by the FHA. The note is secured by a deed of trust on the Property. Proceeds from the Sale will be used to repay the mortgage indebtedness and other expenses and obligations before any proceeds will be available for distribution to Limited Partners.

     - The Local Partnership also owes a current obligation of approximately $2,653,751 as of was due on December 17, 1999 but was not paid and currently is in default and subordinated to the first mortgage indebtedness. The Original Financing Note is secured by 100% of the interests in the Local Partnership, which includes the Partnership's interest in the Local Partnership. AIMCO Properties previously attempted to acquire the Original Financing Note and to negotiate with the Original Noteholder a discounted payment in connection with the Sale. The Original Noteholder in each case rejected AIMCO Properties' offer but has not indicated that it intends to exercise remedies on the Original Note.

     The following is a summary of the terms and conditions of the Purchase Agreement, which may be amended, modified, or superseded at any time and from time to time by the parties.

     PURCHASE PRICE. Pursuant to the Purchase Agreement, the gross purchase price for the Property is $1,850,000 (the "Purchase Price"). The Purchase Price is subject to prorations and adjustments at Closing (as defined below) as provided in the Purchase Agreement.

     FEASIBILITY PERIOD; DEPOSIT. The Purchaser had 10 calendar days from the delivery by the Local Partnership of due diligence materials and the Title Commitment (as defined below) (such period being referred to as the "Feasibility Period") to conduct customary studies, tests, examinations and inspections, and investigations of or concerning the Property (including engineering, environmental, drainage, topographical testing, surveys and tests for lead-based paint), to confirm matters with respect to the Property, to ascertain and confirm the suitability of the Property for the Purchaser's intended use of the Property, and to review materials relating to the Property other than the Local Partnership's proprietary information. The Purchaser has indemnified the Local Partnership for damage or destruction to the Property arising from such studies, tests, and investigations and is obligated to carry commercial general liability insurance with single limit coverage of not less than $3,000,000 per occurrence and $3,000,000 in the aggregate with deductibles not to exceed $10,000.

     If the Purchaser's due diligence review at the end of the 10 day period was unsatisfactory to the Purchaser for any reason, the Purchaser could terminate the Purchase Agreement by delivery of written notice to the Local Partnership on or before the expiration of the Feasibility Period. The Purchaser did not terminate the Purchase Agreement on or before the expiration of the Feasibility Period, and the Purchaser delivered $27,750 (the "Deposit") to the title insurer, as escrow agent. The Deposit is nonrefundable except as otherwise provided in the Purchase Agreement. The Purchaser's obligation to purchase the Property is unconditional except as described in the Purchase Agreement. Financing is not a contingency to the Sale pursuant to the Purchase Agreement, and all financing costs and expenses would be the Purchaser's responsibility.

     EXISTING FIRST MORTGAGE. The existing first mortgage indebtedness secured by the Property and evidenced by a note, a mortgage on the Property, a regulatory agreement with HUD and other ancillary security documents (collectively, the "Loan Documents") will be prepaid only from the Purchase Price received by the Local Partnership at Closing. The Purchaser intends to assume the Housing Assistance Payments Contract (the "HAP Contract") applicable to the Property at Closing.

     TITLE AND SURVEY. The Purchaser, at the Purchaser's sole cost and expense, obtained an owner's title insurance policy commitment for the Property in an amount equal to the Purchase Price (the "Title Commitment"). The Purchaser has agreed to accept title to the Property subject to, among other things, (i) exceptions shown in the title insurance commitment; (ii) exceptions and matters approved by the Purchaser of which the title insurer is willing to omit as exceptions to the title insurance policy when issued; (iii) leases entered into in the ordinary course of business and disclosed to the Purchaser prior to the end of the Feasibility Period; (iv) real estate and personal property taxes for the calendar year in which Closing occurs to the extent not yet due and payable; (v) all matters of public record as of the effective time of the title insurance commitment as approved by the Purchaser; (vi) matters affecting title resulting from the acts or failures to act of the Purchaser; and (vii) the regulatory agreement with HUD, the mortgage and ancillary loan documents in the event the Purchaser assumes the Loan Documents. If, on the date that the transactions contemplated by the Purchase Agreement are consummated (the "Closing Date"), the condition of title is not in accordance with the requirements of the Purchase Agreement, the Purchaser must notify the Local Partnership of its objections in writing or such objections are waived by the Purchaser. If the Purchaser gives the Local Partnership timely notice of an appropriate title objection, the Local Partnership has seven (7) calendar days to elect to cure such objection and, if electing to cure the objection, ninety (90) calendar days thereafter to cure. If the Local Partnership does not elect to cure or is unable to cure the Purchaser's title objection, the Purchase Agreement will be terminated and the Deposit will be returned to the Purchaser. There can be no assurance that title to the Property will be as required by the Purchase Agreement.

     CLOSING. Subject to the conditions to the parties' obligations and the parties' mutual rights of termination for failure to obtain HUD approval, the parties are contractually obligated to consummate the transactions contemplated by the Purchase Agreement (the "Closing") no later than March 22, 2004. The Closing Date may be extended without penalty at the Local Partnership's option for four (4) business days or such later period as is mutually acceptable to the Local Partnership and the Purchaser, to enable the Local Partnership to satisfy a condition to the Closing if the Local Partnership uses its best efforts to satisfy such condition. Purchaser is granted two (2) consecutive options to extend the Closing Date for thirty (30) days each upon the timely delivery of $9,250 to the title insurer for each extension. To properly exercise any of Purchaser's options to extend the Closing Date, (a) the Purchaser must deposit with the title insurer such sum for each extension, such sum to become part of the Deposit and (b) the Purchaser must have timely and properly exercised any previous right to extend the Closing Date.

     PRORATIONS. Normal and customary items of income and expense shall be prorated between the Local Partnership and the Purchaser as of the Closing Date, with the Local Partnership being charged or credited, as the case may be, for such items for the period including the Closing Date and the Purchaser being charged or credited, as the case may be, for such items after the Closing Date. Tenant deposits will either be transferred to the Purchaser at Closing or will be retained by the Local Partnership and the Purchaser shall be given a credit against the Purchase Price, as the Local Partnership may elect. Delinquent rents received by the Purchaser or the Local Partnership after the Closing Date will be applied first to rents becoming due after the Closing Date and secondly to rents which become due before the Closing Date. The capital replacement and repair reserve, the residual receipts account, and the escrow accounts held by the holder of the mortgage for taxes, insurance, and the mortgage insurance premiums will remain the property of the Local Partnership. Any funds remaining in the project operating account as of the Closing Date will be retained by the Local Partnership.

     COSTS AND FEES. The Purchaser will pay the cost of all transfer, sales, use and excise taxes and recording costs with respect to the Closing. The Local Partnership and the Purchaser will share equally in the escrow fees of the title insurer. All other closing costs and fees will be paid by the Local Partnership and the Purchaser in accordance with local custom.

     REPRESENTATIONS AND WARRANTIES. The Local Partnership made limited representations and warranties to the Purchaser in the Purchase Agreement, including representations and warranties as to, among other things, the Local Partnership's organization, power and authority to enter into and complete transactions, absence of notice of violations, title matters, possession of the Property, absence of litigation and claims, commissions, and accuracy of certain documents it provided or will provide to the Purchaser. The Purchaser has made limited representations and warranties to the Local Partnership including representations and warranties as to, among other things, its organization, power and authority, absence of litigation and claims, and absence of brokers and finders for the Purchaser.

     CONDITIONS TO CLOSING. The Purchaser's obligation to close under the Purchase Agreement is subject to the fulfillment in all material respects of the following conditions precedent to Closing: (a) delivery of all documents required to be delivered by the Local Partnership in form and substance reasonably satisfactory to the Purchaser; (b) the truth of each of the Local Partnership's representations and warranties as of the Closing Date in all material respects; (c) the Local Partnership's compliance with and performance of the Local Partnership's covenants, terms, and conditions under the Purchase Agreement; (d) that title to the Property be as required by the Purchase Agreement; (e) the consent by HUD or the mortgagee for prepayment of the note secured by the Property; and (f) that required consents or approvals of other federal and state authorities having jurisdiction over the Property are received regarding this transaction.

     The Local Partnership's obligation to close under the Purchase Agreement is subject to the fulfillment of the following conditions precedent to Closing: (i) the truth of each of the Purchaser's representations and warranties, in all material respects, when made and as of the Effective Date and Closing Date; (ii) the Purchaser's compliance with and performance of the Purchaser's covenants, terms, and conditions under the Purchase Agreement; (iii) the absence of pending or threatened litigation which, if determined adversely, would restrain the Closing or make illegal, invalid, or nonbinding any of the Purchaser's covenants or obligations; (iv) receipt by the Local Partnership of consents and approvals regarding the Closing by the Local Partnership's partners, required by law, required by the Local Partnership's limited partnership agreement, and by the holders of installment obligations or other indebtedness of the Local Partnership or a partner in the Local Partnership; (v) all required consents or approvals of federal and state authorities having jurisdiction over the Property; and (vi) if the Purchaser elects to cause the prepayment of the note, the consent or approval required for the prepayment of the note on terms and conditions reasonably acceptable to the Local Partnership. The Local Partnership is required to return the Deposit if it cannot obtain the consents and approvals described in (iv) above. There can be no assurance that such conditions precedent can be satisfied.

     BROKERAGE. The Local Partnership retained the Broker as a broker in connection with the marketing of the Property and the transactions contemplated by the Purchase Agreement, and will owe the Broker, upon consummation of the transactions contemplated by the Purchase Agreement, a brokerage fee of three percent (3%) of the Purchase Price. The Purchaser retained a broker in connection with the transactions contemplated by the Purchase Agreement. The Purchaser is responsible for paying any commission due to the Purchaser's broker.

     REMEDIES. The Local Partnership will receive the Deposit as liquidated damages if the Purchaser terminates the Purchase Agreement following the Feasibility Period (for any reason other than the Local Partnership's inability to convey title as required by the Purchase Agreement) or if material defaults by the Purchaser under the Purchase Agreement are not cured by the Closing Date and consummation of the Closing does not occur by reason of such termination or material default by the Purchaser. If the Closing does not occur as a result of the Local Partnership's material default under the Purchase Agreement, the Purchaser has not previously terminated the Purchase Agreement and the Purchaser is not otherwise in material default under the Purchase Agreement, the Purchaser's remedy for the Local Partnership's breach is to (i) terminate the Purchase Agreement and receive the Deposit and reimbursement of the Purchaser's actually incurred, reasonably verifiable third party due diligence costs up to $15,000, or (ii) seek a judicial order (including attorney's fees) requiring the Local Partnership's specific performance of its obligations under the Purchase Agreement.

     RISK OF LOSS. The risk of loss with respect to the Property until the Closing Date is borne by the Local Partnership. If material damage (i.e. damage estimated to exceed $185,000 as determined by an independent insurance claims adjuster) occurs to the Property prior to the Closing Date, the Purchaser may
(i) terminate the Purchase Agreement and receive the Deposit, or (ii) close the purchase under the Purchase Agreement, receive insurance proceeds together with the Local Partnership's deductible amount with respect to its casualty insurance for the Property relating to such loss, and assume responsibility for repairs. If the Property suffers non-material damage prior to the Closing Date, then the Purchaser will receive an assignment of any insurance proceeds (together with the Local Partnership's deductible amount with respect to its casualty insurance for the Property) relating to such damage and the Purchaser shall not be excused from closing the transaction.

     At Closing, if all or any part of the Property has been, or is about to be acquired by eminent domain, the Purchaser may terminate the Purchase Agreement by written notice and receive the Deposit, or consummate the transactions contemplated hereby and receive the applicable condemnation award or an assignment of the Local Partnership's rights therein.

     OPERATION OF THE PROPERTY. Prior to the Closing Date, the Local Partnership may operate the Property in the ordinary course of business, provided that the Local Partnership may not enter into new leases or property contracts with a term in excess of one year without the Purchaser's prior written consent, which consent cannot be unreasonably withheld, conditioned, or delayed. Except as necessary to address any life or safety issue at the Property, the Local Partnership cannot make material alterations to the Property or remove any fixtures or tangible personal property from the Property without Purchaser's prior written consent, which cannot be unreasonably withheld, denied, or delayed. The Local Partnership, in the ordinary course of business, must (i) continue to perform tenant eligibility recertification and income verification and (ii) apply for payments under the HAP Contract. At Closing, any apartment unit which has been vacant for more than fourteen (14) days must be in a "rent ready" condition.

     CLOSING DELIVERIES. At Closing, the Local Partnership must deliver to the Purchaser, among other things: (i) a statutory warranty deed executed by the Local Partnership; (ii) a bill of sale executed by the Local Partnership; (iii) a general assignment executed by the Local Partnership; (iv) a closing statement executed by the Local Partnership; (v) a seller/vendor's affidavit in favor of the title insurer; (vi) a certification of the Local Partnership's non-foreign status; (vii) to the extent in the Local Partnership's possession and control, leases, property contracts, lease files, keys, books and records (other than the Local Partnership's proprietary information); (viii) a termination notice for the property contracts not being assumed by the Purchaser; (ix) evidence that the Property management contract has been terminated; (x) organizational and authority documents of the Local Partnership; (xi) a 10-year certificate executed by the Local Partnership if all of the certifications therein are factually correct; (xii) an assignment of the HAP Contract executed by the Local Partnership (if the Purchaser assumes the HAP Contract); and (xiii) such other documents reasonably necessary to consummate the transactions contemplated by the Purchase Agreement.

     The Purchaser must deliver to the Local Partnership at Closing, among other things: (i) the Purchase Price; (ii) a closing statement executed by the Purchaser; (iii) a bill of sale countersigned by the Purchaser; (iv) a general assignment countersigned by the Purchaser; (v) an assignment of the HAP Contract countersigned by the Purchaser; and (vi) such other documents reasonably necessary to consummate the transactions contemplated by the Purchase Agreement.

     ASSIGNMENT. The Purchaser may assign its rights under the Purchase Agreement once prior to Closing to an affiliate of the Purchaser. Any other assignment by the Purchaser or the Local Partnership requires the prior written approval of the non-assigning party. The Purchaser shall remain liable under the Purchase Agreement after any assignment by the Purchaser.

                        THE PARTNERSHIPS AND THE PROPERTY

     THE GENERAL PARTNER. The National Housing Partnership, a District of Columbia limited partnership, is the general partner of the Local Partnership and the Partnership. The General Partner also owns a 1% general partnership interest in the Partnership and a 1% general partnership interest in the Local Partnership. The General Partner is an affiliate of AIMCO Properties. See "Conflicts of Interest" in this Consent Solicitation Statement

     THE PARTNERSHIP. The Partnership was organized on May 10, 1985 under the laws of the State of Maryland. Its primary business is to invest in real estate ownership and related operations. The Partnership was formed for the purpose of investing, as a limited partner, in limited partnerships, each of which was to own and operate a multi-family, rental apartment complex that received any form of local, state or federal assistance, insurance or guarantee. The Partnership is the principal limited partner of the Local Partnership and owns a 94.5% limited partnership interest (98% with respect to allocation of losses) in the Local Partnership.

     THE LOCAL PARTNERSHIP. The Local Partnership was established to acquire, own, maintain, operate and manage, primarily for families of low and moderate income, including elderly and handicapped individuals, a housing project. The General Partner's and the Local Partnership's principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, telephone number (303) 757-8101.

     THE PROPERTY. The Property is a 120-unit housing project located in Phenix City, Alabama. See "Background; Reasons for Sale - Federal Affordable Housing Policy and Programs Make a Sale of the Property

More Attractive Than Continued Ownership by the Local Partnership." The Property is managed by an entity which is a wholly-owned subsidiary of the AIMCO Properties. Pursuant to the management agreement between the property manager and the Local Partnership, the property manager operates the Property and is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

     The following is a table highlighting the characteristics of the Property as of December 31, 2003.

                                                                                              Occupancy
                                                Financed,           Units Authorized          Percentage
                                                 Insured               for Rental          for the Years Ended
                                Number of     and Subsidized        Assistance Under          December 31,
Property Name and Location        Units            Under              Section 8(2)         2003           2002
--------------------------      ---------     --------------        ----------------       ----           ----
Edmond Estates                     120              (1)                    56               98%            98%
    Phenix City, Alabama



----------
(1) The mortgage is insured by the Federal Housing Administration under the provisions of Section 236 of the National Housing Act.

(2)  Section 8 of Title II of the Housing and Community Development Act of 1974.

     FIRST MORTGAGE. The Local Partnership is obligated for mortgage indebtedness of approximately $741,964, which is insured by the Federal Housing Administration. The note is secured by a deed of trust on the Property, bears interest at a rate of 7.00% per annum, and matures in September 1, 2013.

     THE ORIGINAL FINANCING NOTE. The Local Partnership executed the Original Financing Note, payable to the Original Noteholder, as part of the acquisition by the Local Partnership of the Property. The Original Financing Note is secured by 100% of the interests in the Local Partnership, which includes the Partnership's interest in the Local Partnership. The Original Financing Note is nonrecourse and is subordinated to the mortgage note on the Property for as long as HUD insures the mortgage note. Any payments due on the Original Financing Note from Property income are payable only from surplus cash, as defined by a HUD regulatory agreement. The Original Financing Note was due in December 1999, and is currently in default. Interest continues to accrue under the original terms of the Original Financing Note. The aggregate unpaid balance of Original Financing Note as of December 31, 2003 is $2,653,751.

     LEGAL PROCEEDINGS. The Partnership is unaware of any pending or outstanding litigation matters involving it or its investments that are not of a routine nature arising in the ordinary course of business.


                             CONFLICTS OF INTEREST

     The General Partner is an affiliate of AIMCO Properties. AIMCO Properties and its affiliates, including the General Partner, may have interests that conflict with your interest as a Limited Partner. You should consider these factors before consenting to the Sale.

     The Partnership accrued administrative and reporting fees payable to the General Partner of approximately $5,000 in 2002 and $8,000 in 2003. The Partnership paid approximately $21,000 and $134,000 to the General Partner for accrued administrative and reporting fees during the years ended December 31, 2002 and 2003, respectively.

     An affiliate of the General Partner, NHP Management Company ("NHPMC"), formerly a wholly owned subsidiary of NHP Incorporated ("NHPI"), is the property management agent for the Property. NHPMC and other affiliates of NCHP earned approximately $76,000 and $69,00 from the Local Partnership for management fees and other services provided to the Local Partnership during 2002 and 2003, respectively. Included in these amounts are fees related to construction management services provided by an affiliate of the General Partner of approximately

$2,000 and $18,000 for the years ended December 31, 2002 and 2003, respectively. The construction management service fees are calculated based on a percentage of current additions to investment property.

     An affiliate of the General Partner received reimbursement of accountable administrative expenses amounting to approximately $25,000 and $22,000 for the years ended December 31, 2002 and 2003, respectively.

     Personnel working at the Property, which is managed by NHPMC, became employees of NHPMC (as a successor employer) as of December 8, 1997 and, therefore, the Local Partnership reimbursed NHPI and NHPMC for the actual salaries and related benefits. Total reimbursements earned for salaries and benefits for the years ended December 31, 2002 and 2003, were approximately $$91,000 and $90,000, respectively.

     The Local Partnership accrued annual partnership administration fees payable to the General Partner, of approximately $8,000 and $8,000 during 2002 and 2003, respectively. Payments of these fees are made to the General Partner without interest from surplus cash available for distribution to partners of the Local Partnership pursuant to HUD regulations. There was approximately $134,000 of payments made during 2003. There were no such payments made during 2002. The balance owed to the General Partner for these fees was approximately $77,000 at December 31, 2003.

     During 2002, the General Partner advanced approximately $57,000 to the Local Partnership to fund partnership entity expenses, including expenses incurred relating to a potential sale or refinancing. No such advancement was made in 2003. The balance owed to the General Partner by the Local Partnership at December 31, 2003, was approximately $68,000. Interest is charged at a rate equal to the Chase Manhattan Bank prime interest rate plus 2% or 6% at December 31, 2003.

     Working capital loans of approximately $0 were made by the Partnership to the Local Partnership during the year ended December 31, 2003. There were no such advances made during the year ended December 31, 2002. The balance owed to the Partnership by the Local Partnership at December 31, 2003, was approximately $31,000. Interest is charged at a rate equal to the Chase Manhattan Bank prime interest rate plus 2% or 6% at December 31, 2003.

     During 2002 and 2003, respectively, interest on advances from the Partnership and the General Partner of approximately $8,000 and $5,000 was recorded.

     All advances and accumulated interest will be paid in conformity with HUD and/or other regulatory requirements and applicable partnership agreements.

     Beginning in 1997, the Local Partnership began insuring the Property up to certain limits through coverage provided by an affiliate of the General Partner which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Local Partnership insures its Property above those limits through insurance policies obtained by AIMCO Properties from insurers unaffiliated with the General Partner. During the year ended December 31, 2003 and 2002, the Partnership paid affiliates of the General Partner approximately $31,548 and $22,690, respectively, for insurance coverage and fees associated with policy claims administration.

     From time to time, AIMCO Properties and its affiliates have purchased units of the Partnership in the past with a view to making a profit. AIMCO Properties and its affiliates hold 1,649.5, or approximately 14.76%, of the outstanding units.

     A portion of the proceeds from the Sale, after payment of certain transaction costs but before any distribution of proceeds to the Limited Partners, will be used to pay accrued but unpaid fees and other indebtedness of the Partnership and the Local Partnership owed to the General Partner and its affiliates, including accrued interest thereon, estimated to be $292,331 as of December 31, 2003.

     The General Partner generally is liable for all recourse debts and other liabilities of the Partnership and the Local Partnership. The Sale would reduce the General Partner's liability for Partnership and Local Partnership debt and liabilities that increase over time through the accrual of interest or otherwise and for liabilities and recourse debt that the Partnership and the Local Partnership may incur in the future.

                      INFORMATION CONCERNING THE PURCHASER

     The Purchaser is Summit Asset Management, L.L.C., 105 Tallapoosa Street, Suite 300, Montgomery, Alabama 36104. On September 27, 2002, the Purchaser acquired Forrester Gardens, an apartment complex located in Tuscaloosa, Alabama, from an affiliate of the General Partner for a gross purchase price of $2,425,000.00. On February 13, 2003, the Purchaser acquired Caroline Arms, an apartment complex located in Jacksonville, Florida, from an affiliate of the General Partner for a gross purchase price of $4,600,000. On July 18, 2003, the Purchaser acquired Village Green, an apartment complex located in Mobile, Alabama, from an affiliate of the General Partner for a gross purchase price of $5,300,000. On December 12, 2003, the Purchaser acquired Stonybrook, an apartment complex located in Riviera Beach, Florida, from an affiliate of the General Partner for a gross purchase price of $5,116,000. The Purchaser, the General Partner, and their respective affiliates also engage in discussions from time to time with respect to potential property sales to the Purchaser.


                              PLANS AFTER THE SALE

     After the sale of the Property, the Local Partnership and the Partnership will be dissolved and their affairs wound up in accordance with the terms of the respective partnership agreements.


                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the United States federal income tax consequences of the Sale and the liquidation of the Local Partnership and the Partnership is based upon current United States federal tax law, which is subject to change, possibly with retroactive effect. This summary does not address all aspects of United States federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment (including, but not limited to, corporations, foreign persons, limited partners subject to the alternative minimum tax, and tax exempt organizations) under the Code. In addition, this summary does not address any state, local, or other tax consequences, however, it should be noted that a Limited Partner could be subject to income taxation by state, local, or other taxing authorities where the Property is located or where the Limited Partner resides. The Local Partnership and/or the Partnership also may be obligated to withhold state or local income taxes from any proceeds ultimately distributed to a Limited Partner, which generally may be creditable against any state or local tax liability of a Limited Partner. Limited Partners are urged to consult their tax advisors as to the specific tax consequences to them of the Sale and liquidation of the Local Partnership, and of the exercise of various remedies by the holder of the mortgage indebtedness and the Original Financing Note.

     TAX CONSEQUENCES IF THE PROPERTY IS SOLD. If the Property is sold, the Local Partnership and, therefore, the Partnership will recognize gain as a result of the Sale. The amount of gain recognized by the Local Partnership and, therefore, the Partnership will be equal to the excess of the sum of the cash and other property received in exchange for the Property plus the amount of liabilities assumed by the Purchaser, over the Local Partnership's adjusted basis in the Property. The gain recognized with respect to the Property will be allocated to the Partners, including Limited Partners, in accordance with the agreement of limited partnership of the Local Partnership and the Partnership Agreement. The total amount of gain that will be recognized by Limited Partners in the event the Property is sold is estimated to be $232 per unit, assuming that the Sale was consummated on December 31, 2003.

     Although generally gain from a sale of real property such as the Property is taxed as Section 1231 gain that is taxed at the same rates as capital gain income, under special rules that apply to real property that has been depreciated, it is expected that all of the gain from the Sale will be taxed as "unrecaptured section 1250 gain." The maximum rate of tax that "unrecaptured section 1250 gain" may be taxed at is 25%. Generally, the "unrecaptured section 1250 gain" tax rate applies only to individuals, trusts, and estates. The amount of "unrecaptured section 1250 gain" from the Sale is estimated to be $232 per unit, assuming that the Sale was consummated on December 31, 2003. These estimates are based upon information currently available to the Partnership. There can be no assurance that these estimates will prove accurate. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her.

     Gain in excess of depreciation recapture gain and unrecaptured section 1250 gain generally will be taxed as section 1231 gain, which may be taxed at capital gain rates (currently, the maximum capital gains tax rate is 15%) depending upon a Limited Partner's individual tax circumstances. Generally, this special capital gains tax rate applies only to individuals, trusts, and estates, however, none of the gain is expected to be taxed as section 1231 gain.

     The Partnership also will recognize gain or loss on the liquidation of its interest in the Local Partnership to the extent of the difference between the sum of the amount of cash (including a deemed distribution of cash as a result of the reduction in the Partnership's share of the Local Partnership's liabilities) and other property distributed by the Local Partnership to the Partnership and the Partnership's basis in its Local Partnership interest after adjustment for any gain or loss from operation of the Local Partnership, including gain from a sale of its Property, recognized prior to the Local Partnership's dissolution. Generally, any gain or loss recognized by a Limited Partner on the liquidation of the Local Partnership will be capital gain or loss; however, some or all of any gain recognized by a Limited Partner upon such event may be re-characterized as other than capital gain to the extent it is considered attributable to the depreciation claimed with respect to the Property.

     In addition, the Partnership will be dissolved in accordance with the Partnership Agreement and applicable law. The Partnership Agreement directs that the Partnership will be terminated 90 days after the Sale and distribution of substantially all of the assets of the Partnership. If this occurs, a Limited Partner in the Partnership will recognize gain or loss on the liquidation of his interest in the Partnership to the extent of the difference between the sum of the amount of cash (including a deemed distribution of cash as a result of a reduction in a Limited Partner's share of Partnership liabilities, such as the existing mortgage indebtedness) and other property distributed to the Limited Partner and the Limited Partner's adjusted basis in his Partnership interest after adjustment for any gain or loss from operation of the Partnership, including gain from the sale of the Property, and any gain or loss recognized upon the dissolution of the Local Partnership. Generally, any gain or loss recognized by a Limited Partner on the liquidation of his Partnership interest will be capital gain or loss. However, some or all of any gain recognized by a Limited Partner in connection with the liquidation of his Partnership interest may be re-characterized as other than capital gain to the extent the gain is considered attributable to depreciation claimed with respect to the Property. In connection with the liquidations, the General Partner will cause the Partnership to distribute $50,000.00, or $4.47 per unit, to the Limited Partners that otherwise would be paid to the General Partner or its affiliates. The payment of this amount will be taxable income to the Partnership, which will be allocated to all of the Partners of the Partnership, including the Limited Partners.

     If a Limited Partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to the gain recognized as a result of the Sale, recognized by the Local Partnership or the Partnership and/or gain recognized upon the liquidation of the Local Partnership or the Partnership. The determination of whether a Limited Partner possesses suspended tax losses, tax credits, or other items of tax benefit that may be used to reduce any gain resulting from the Sale, and/or upon the liquidation of the Local Partnership will depend upon each Limited Partner's individual circumstances. Limited Partners are urged to consult with their tax advisors in this regard.

     Proceeds available for distribution to the Limited Partners from the Sale after repayment of the Local Partnership's or the Partnership's debts may be less than the gain recognized by the Local Partnership and, therefore, the Partnership (as a result of the Sale) that is allocable to the Partners, any gain that is recognized upon liquidation of the Local Partnership or the Partnership, and any tax liability resulting from the foregoing. Accordingly, the Limited Partners may be required to use funds from sources other than distributions from the Partnership in order to pay any tax liabilities that may arise as a result of the recognition of gain from the Sale.

     The Property has been substantially or fully depreciated for United States federal income tax purposes. As a result, it is likely that continued operation of the Property will generate income that will be taxable to the Limited Partners because it is unlikely that there will be adequate depreciation and other deductions equal to or greater than the income generated from the Property. However, it is anticipated that there will not be any cash available for distribution to the Limited Partners because it is expected that all or substantially all of the Property's cash flow will be used to service the Local Partnership's liabilities and then the Partnership's liabilities. The Partnership and the Local Partnership also will continue to incur the administrative costs of operation, including the cost of preparing and filing a partnership tax return. If a Limited Partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to any net income taxable to the Limited Partner as a result of the continued operation of the Property by the Local Partnership. Limited Partners are urged to consult their tax advisors in this regard.

     EACH LIMITED PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE SALE, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding the units owned by each person or entity known to own beneficially or exercise voting or dispositive control over more than 5% of the units as of December 31, 2003.

            Name of                       Number of
        Beneficial Owner                     Units              % of Class
        ----------------                     -----              ----------

AIMCO Properties                             1,649.5              14.76 %
(affiliate of the General Partner)(1)


-----------
(1) The business address of AIMCO Properties is 4582 South Ulster St. Parkway, Suite 1100, Denver, Colorado 80237.

     The General Partner is also the sole general partner of NHP Investment Partners I. NHP Investment Partners I holds a 4.5% limited partnership interest (1% with respect to allocation of losses) in the Local Partnership.


                          REGULATORY APPROVAL REQUIRED

     HUD's approval is required to consummate the Sale. There can be no assurance that HUD will approve the Sale.

                               NO APPRAISAL RIGHTS

     Limited Partners are not entitled to dissenters' appraisal rights under Maryland law or the Partnership Agreement in connection with the Sale.


                 SOLICITATION OF CONSENTS AND CONSENTS REQUIRED

     The General Partner has set the close of business on February 23, 2004 as the Record Date for the determination of Limited Partners entitled to notice of and to vote on the Sale. Only Limited Partners of record as of the Record Date will be entitled to vote on the Sale.

     APPROVAL OF THE SALE ON THE TERMS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT IS ONLY POSSIBLE WITH THE WRITTEN APPROVAL OF THE LIMITED PARTNERS WHO OWN MORE THAN 50% OF THE TOTAL OUTSTANDING UNITS. As of the Record Date, there were 11,179 units issued and outstanding, and each unit represents a .009% interest in the Partnership. Affiliates of the General Partner currently own approximately 14.76% of the outstanding units and will consent to the Sale on the terms described in this Consent Solicitation Statement. Accordingly, if Limited Partners, unaffiliated with the General Partner, owning in the aggregate 3,941, or 35.25%, of the outstanding units approve the Sale, the Sale will be approved. Abstentions and broker non-votes will not be counted as consents in favor of the Sale.

     A Consent Form has been included with this Consent Solicitation for your use. Please mark, sign, date and deliver your Consent Form promptly to the Solicitation Agent, The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, or by fax at (201) 460-0050. Limited Partners must deliver the enclosed Consent Form to the Solicitation Agent no later than midnight, New York City time on March 15, 2004 (the "Expiration Date"), unless this Consent Solicitation is extended by the General Partner.

     Consents will be solicited by mail, telephone, e-mail and in person. The cost of preparing, assembling, printing and mailing this Consent Solicitation Statement and the enclosed Consent Form will be borne by the Partnership. The fees and expenses of the Solicitation Agent are expected to be $2,500 and will be borne by the Partnership.

     LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE SALE SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND SIGN, DATE AND DELIVER THE CONSENT FORM TO THE SOLICITATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ABOVE AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS CONSENT SOLICITATION STATEMENT AND THEREIN.

     All Consent Forms that are properly completed, signed and delivered to the Solicitation Agent prior to the Expiration Date and not properly revoked (as described below) will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS PROPERLY COMPLETED, SIGNED, AND DELIVERED TO THE SOLICITATION AGENT, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE SALE, EVEN IF NONE OF THE BOXES MARKED "CONSENTS," "WITHHOLDS CONSENT" OR "ABSTAINS" ARE MARKED.

     Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the units is registered. If the units to which a Consent Form relate are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the General Partner of authority to execute the Consent Form.

     The execution and delivery of a Consent Form will not affect a Limited Partner's right to sell or transfer the units. All Consent Forms received by the Solicitation Agent (and not properly revoked as described below) prior to the Expiration Date will be effective notwithstanding a record transfer of such units subsequent to the Record Date. A person who acquires units after the Record Date may not consent.

     All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the delivery of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

     The General Partner expressly reserves the right, in its discretion, at any time and from time to time, to extend the period of time during which consents are solicited hereunder. Notice of any such extension will promptly be disseminated to Limited Partners in a manner reasonably designed to inform Limited Partners of such extension.


                           REVOCATION OF INSTRUCTIONS

     Any Limited Partner who has delivered a Consent Form to the Solicitation Agent may revoke the instructions set forth in such Consent Form by delivering to the Solicitation Agent a written notice of revocation prior to midnight, New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form,
(ii) be in the form of a subsequent Consent Form marked either as "Consents," "Withholds Consent" or "Abstains," as the case may be, or in a writing delivered to the solicitation agent stating that the prior Consent Form is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Solicitation Agent prior to midnight, New York City time, on the Expiration Date at one of its addresses or the fax number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or facsimile number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. A LIMITED PARTNER MAY NOT REVOKE THE INSTRUCTIONS SET FORTH IN THE CONSENT FORM AFTER MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.


                               GENERAL INFORMATION

     AIMCO Properties is an affiliate of Apartment Investment and Management Company, a publicly traded real estate investment trust organized under the laws of Maryland ("AIMCO"). AIMCO, AIMCO Properties and the Partnership are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are therefore required to file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You can inspect and copy reports and other information filed by any of the foregoing with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site at http:\\www.sec.gov that contains reports and proxy statements regarding issuers that file electronically with the SEC.

     The information contained in this Consent Solicitation Statement is accurate only as of the date hereof, and the General Partner undertakes no obligation to update any information contained in this statement after the date hereof. We have not authorized anyone else to provide you with information. You should not assume that the information in this Consent Solicitation Statement or any supplement is accurate as of any date other than the date on the front page of this Consent Solicitation Statement.

     You are requested to review the material contained in this Consent Solicitation Statement; complete, sign and date the accompanying Consent Form; and return it to the Solicitation Agent in the enclosed self-addressed, postage-paid envelope as soon as possible.


                                        THE NATIONAL HOUSING PARTNERSHIP





  THE SIGNED CONSENT FORMS SHOULD BE SENT OR DELIVERED BY EACH LIMITED PARTNER TO THE SOLICITATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH BELOW:


                             THE ALTMAN GROUP, INC.




                  By Mail, Overnight Courier and Hand Delivery:



                            1275 Valley Brook Avenue
                           Lyndhurst, New Jersey 07071




         By Facsimile:                          For Information please call:

        (201) 460-0050                            TOLL FREE (800) 217-9608

                  NATIONAL HOUSING PARTNERSHIP REALTY FUND III
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071


                                  CONSENT FORM

            CONSENT OF LIMITED PARTNER TO THE SALE OF EDMOND ESTATES

     The undersigned, a limited partner of National Housing Partnership Realty Fund III (the "Partnership"), and the holder of units, acting with respect to all of the units owned by the undersigned, hereby:

     [__] Consents        [__] Withholds Consent     [__] Abstains

with respect to the Sale by the Local Partnership of its sole asset, an apartment complex known as Edmond Estates, located in Phenix City, Alabama.

THIS CONSENT IS SOLICITED BY THE NATIONAL HOUSING PARTNERSHIP, THE GENERAL PARTNER.

     IF NO ELECTION IS SPECIFIED, AN OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE SALE AS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT.

     The undersigned hereby acknowledges receipt of the Consent Solicitation Statement. Capitalized terms used in this Consent and not defined herein have the meanings set forth in the Consent Solicitation Statement.

     A fully completed, signed and dated copy of this Consent Form should be sent to The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, or by fax at (201) 460-0050, no later than midnight, New York City time, on March 15, 2004, unless this Consent Solicitation is extended by the General Partner.



Dated:  _______________________            By: ________________________________

                                               ________________________________
                                               Please Print Name

Please sign exactly as you hold your units. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.